UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2013

Cooper Tire & Rubber Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-04329	34-4297750
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio	45840
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 423-1321

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2013, Cooper Tire & Rubber Company, a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with wholly owned subsidiaries (the “Apollo Parties”) of Apollo Tyres Ltd (“Apollo”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, an indirect, wholly owned subsidiary of Apollo will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as an indirect wholly owned subsidiary of Apollo.

At the effective time of the Merger and as a result of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $35.00 in cash, without interest (the “Merger Consideration”), payable to the holder of such share. Each option to purchase shares of the Company’s common stock, whether vested or unvested, will be converted at the effective time of the Merger into a right to receive a cash payment equal to the product of the number of shares of the Company’s common stock subject to such option and the excess, if any, of the Merger Consideration over the applicable exercise price of the option. Each outstanding performance share unit will be converted at the effective time of the Merger into a right to receive a cash payment equal to the Merger Consideration multiplied by the number of shares of the Company’s common stock earned in accordance with the terms of the award agreement for such award. Each outstanding time vesting restricted share unit will be converted at the effective time of the Merger into a right to receive a cash payment equal to the number of shares of the Company’s common stock underlying the restricted share unit, multiplied by the Merger Consideration. Account balances, whether vested or unvested, under any Company benefit plan that provides for the deferral of compensation and represents amounts notionally invested in the Company’s common stock will be converted at the effective time of the Merger into a right to receive cash payment equal to the number of notionally invested shares multiplied by the Merger Consideration.

Consummation of the Merger is subject to the satisfaction or waiver of certain closing conditions, including (i) adoption of the Merger Agreement by the stockholders of the Company, (ii) expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other filings, consents and approvals, (iii) the absence of any law or order prohibiting the consummation of the Merger, (iv) the absence of a material adverse effect on the Company since December 31, 2012, (v) subject to certain exceptions, the accuracy of representations and warranties of the Company and the Apollo Parties and (vi) the performance or compliance by the Company and the Apollo Parties with their respective covenants and agreements. Consummation of the Merger is not subject to a financing condition.

Each of the Apollo Parties and the Company has made customary representations and warranties in the Merger Agreement. Each of the Apollo Parties and the Company has agreed to use reasonable best efforts to cause the Merger to be consummated. The Company has also agreed to various covenants in the Merger Agreement, including, among other things, (i) to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) to call a special meeting of the stockholders to adopt the Merger Agreement and (iii) not to solicit alternative acquisition proposals.

The Merger Agreement contains specified termination rights for the parties. The Company has the right to terminate the Merger Agreement if it enters into a definitive agreement for an alternative transaction that constitutes a “Company Superior Proposal” (as defined in the Merger Agreement), provided that the Company complies with certain notice and other requirements set forth in the Merger Agreement, including paying a termination fee to the Apollo Parties equal to $50,000,000. The Company is also required to pay the Apollo Parties a termination fee of $50,000,000, if (i) the Apollo Parties terminate the Merger Agreement prior to the special meeting of stockholders because the Board withdraws or modifies in a manner adverse to the Apollo Parties its approval or recommendation of the Merger or, in certain circumstances, the Company fails to reaffirm its approval or recommendation of the Merger Agreement; or (ii) if (a) the Merger Agreement is terminated by either party on or after the “Outside Date” (as defined in the Merger Agreement), or is terminated by either party because the stockholders of the Company do not adopt the Merger Agreement; (b) prior to such termination a Company Takeover Proposal (as defined in the Merger Agreement) has been made and (c) within 1 year following such termination, the Company consummates a transaction with respect to such Company Takeover Proposal.

The Merger Agreement also provides that the Apollo Parties will be required to pay the Company a reverse termination fee of $112.5 million under certain circumstances specified in the Merger Agreement if the Apollo Parties have not closed the Merger within three business days of notice that all conditions are satisfied or, if the completion of the marketing period with respect to the financing that the Apollo Parties are using to fund a portion of the Merger Consideration has not been completed the completion of such marketing period. The reverse termination fee is fully secured by a letter of credit issued by Standard Chartered Bank to the Company.

The Apollo Parties have obtained committed debt financing from Standard Chartered Bank for $450.0 million and committed debt financing from Morgan Stanley Senior Funding, Inc., Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Goldman Sachs Bank USA and Standard Chartered Bank for $2.375 billion, consisting of a $1.875 billion bridge facility and a $500.0 revolving credit facility. The aggregate proceeds of the debt financing, certain additional equity contributions made to the Apollo Parties and the Company’s cash on hand, will be sufficient for the Apollo Parties to pay the aggregate Merger Consideration and all related fees and expenses.

The foregoing description of the Merger and Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Qualification of Representations and Warranties

The Merger Agreement contains representations and warranties made by the Company and the Apollo Parties to, and solely for the benefit of, each other. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by the parties to each other in connection with the signing of the Merger Agreement. While the Company does not believe that these disclosure letters contain information that the securities laws require the parties to publicly disclose, other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties of the parties set forth in the Merger Agreement. You should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company or the Apollo Parties, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letters. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and the Apollo Parties rather than establishing matters as facts. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the companies’ public disclosures.

Item  8.01. Other Events.

On June 12, 2013, the Company and Apollo issued a press release announcing the transaction, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information

In connection with the proposed transaction, the Company will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840, c/o Jerry Long (investorrelations@coopertire.com).

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed transaction. Information about the Company’s directors and officers and their ownership of the Company’s common stock is set forth in its Form 10-K which was filed with the SEC on February 25, 2013 and the proxy statement for the Company’s Annual Meeting of stockholders, which was filed with the SEC on March 26, 2013. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not based on historical facts but instead reflect the Company’s expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “project,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.

The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: volatility in raw material and energy prices, including those of rubber, steel, petroleum based products and natural gas and the unavailability of such raw materials or energy sources; the failure of the Company’s suppliers to timely deliver products in accordance with contract specifications; changes in economic and business conditions in the world; failure to implement information technologies or related systems, including failure to successfully implement an ERP system; increased competitive activity including actions by larger competitors or lower-cost producers; the failure to achieve expected sales levels; changes in the Company’s customer relationships, including loss of particular business for competitive or other reasons; litigation brought against the Company, including products liability claims, which could result in material damages against the Company; changes to tariffs or the imposition of new tariffs or trade restrictions; changes in pension expense and/or funding resulting from investment performance of the Company’s pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions, or changes to related accounting regulations; government regulatory and legislative initiatives including environmental and healthcare matters; volatility in the capital and financial markets or changes to the credit markets and/or access to those markets; changes in interest or foreign exchange rates; an adverse change in the Company’s credit ratings, which could increase its borrowing costs and/or hamper its access to the credit markets; the risks associated with doing business outside of the United States; the failure to develop technologies, processes or products needed to support consumer demand; technology advancements; the inability to recover the costs to develop and test new products or processes; the impact of labor problems, including labor disruptions at the Company or at one or more of its large customers or suppliers; failure to attract or retain key personnel; consolidation among the Company’s competitors or customers; inaccurate assumptions used in developing the Company’s strategic plan or operating plans or the inability or failure to successfully implement such plans; failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources; changes in the Company’s relationship with joint-venture partners; the inability to obtain and maintain price increases to offset higher production or material costs; inability to adequately protect the Company’s intellectual property rights; inability to use deferred tax assets; other factors that are set forth in management’s discussion and analysis of the Company’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of the Company by the Apollo Parties, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

Item  9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated June 12, 2013 by and among Apollo (Mauritius) Holdings Pvt. Ltd., Apollo Tyres B.V., Apollo Acquisition Corp. and the Company*

99.1	Press Release issued by the Company and Apollo Tyres, Ltd., dated June 12, 2013

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

By:	/s/ Stephen Zamansky
Stephen Zamansky
Vice President, General Counsel and Secretary

Date: June 12, 2013

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated June 12, 2013 by and among Apollo (Mauritius) Holdings Pvt. Ltd., Apollo Tyres B.V., Apollo Acquisition Corp. and the Company*

99.1	Press Release issued by the Company and Apollo Tyres, Ltd., dated June 12, 2013

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits upon request.